NEWS RELEASE

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES SECOND QUARTER EARNINGS

Net income available to common shareholders up 25% for the second quarter

CRESTVIEW HILLS, KENTUCKY, July 19, 2012 – The Bank of Kentucky Financial Corporation (the “Company”) (NASDAQ: BKYF), the holding company of The Bank of Kentucky, Inc. (the “Bank”), today reported its earnings for the second quarter and six months ended June 30, 2012. For the second quarter, the Company reported an increase in diluted earnings per common share of 26% from the same period in 2011.

A summary of the Company’s results follows:

Second Quarter ended June 30,	2012	2011	Change
Net income	$4,424,000	$3,794,000	17%
Net income available to common shareholders	$4,424,000	$3,535,000	25%
Earnings per common share, basic	$0.59	$0.48	23%
Earnings per common share, diluted	$0.59	$0.47	26%

Six Months ended June 30,	2012	2011	Change
Net income	$8,939,000	$7,306,000	22%
Net income available to common shareholders	$8,939,000	$6,790,000	32%
Net income per common share, basic	$1.20	$0 .91	32%
Net income per common share, diluted	$1.19	$0 .91	31%

Robert Zapp, President & CEO stated, “We continue to execute our strategy as evidenced by the Company’s financial results for the quarter. Positive momentum within our lending lines of business contributed to the Bank’s organic loan growth of $14 million in the second quarter, which was the highest quarterly loan growth experienced over the last three years. Mortgage revenue remained strong and problem assets declined, which were key drivers of our success in the second quarter. We have invested in the resources and technology for continued growth, and I believe that the Bank is well positioned going forward.”

Driving the increase in earnings available to common shareholders in the second quarter of 2012 was a $1,300,000 (43%) decrease in the provision for loan losses and a $259,000 (100%) decrease in preferred stock dividends and amortization as compared to the second quarter of 2011. Also contributing to increased earnings was a 2% increase in total revenue (net interest income and non interest income), which was offset with an 8% increase in noninterest expense. The decrease in the provision for loan losses reflected improving credit metrics as compared to June of 2011, while the reduction of preferred stock dividends and amortization reflects the November 2011 repurchase of the final $17 million of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), previously issued to the U.S. Department of the Treasury as part of the TARP CPP program.

Net interest income increased $20,000 in the second quarter of 2012, as compared to the same period in 2011. The net interest margin, on a tax equivalent basis, decreased 19 basis points from 3.84% in the second quarter of 2011 to 3.65% in the second quarter of 2012. Contributing to the decrease in the net interest margin was the mix of the growth in earning assets. Of the $86 million growth in average earning assets from the second quarter of 2011 to second quarter of 2012, $69 million or 80% of the growth was attributed to the Bank’s securities portfolio and fed funds sold, which generally have lower yields than loans.

The provision for loan losses decreased by $1,300,000 (43%) in the second quarter of 2012, as compared to the same period in 2011. Contributing to this decrease were lower non-performing loans and charge-offs ratios as compared to June 2011. The Company’s non-performing loans as a percentage of total loans were 1.44% as of June 30, 2012, as compared to 1.46% as of June 30, 2011, while annualized net charge-offs to average loans decreased from 1.03% in the second quarter of 2011 to 0.61% in the second quarter of 2012. The Company recorded $1,716,000 in net charge-offs in the second quarter of 2012 as compared to $2,871,000 in the second quarter of 2011. On a sequential basis, the provision for loan losses of $1,700,000 in the second quarter of 2012 was $100,000 lower than the provision in the first quarter of 2012, while non-performing loans decreased from $17.5 million (1.54% of total loans) at March 31, 2012 to $16.5 million (1.44% of total loans) at June 30, 2012. Net charge-offs on a sequential basis decreased from $1,726,000 (0.62% of loans) in the first quarter of 2012 to $1,716,000 (0.61% of loans) in the second quarter of 2012. The allowance for loan losses (ALL) as of June 30, 2012 decreased $16,000 from March 2012. The ALL has decreased from 1.62% of loans at the end of the first quarter of 2012 to 1.60% of loans at the end of the second quarter of 2012. The adequacy of the ALL is analyzed quarterly and adjusted as necessary to maintain appropriate reserves for probable incurred losses in the Bank’s loan portfolio.

The Company’s non-performing assets as a percentage of total assets were 1.32% as of June 30, 2012, as compared to 1.15% as of June 30, 2011. Non-performing loans increased $38,000 from June 2011 to June 2012 and other real estate owned increased $4,048,000 in the same time period. On a sequential quarterly basis, other real estate owned decreased $378,000 from March 2012. The increase in other real estate owned from June of 2011 was primarily the result of one commercial real estate relationship which added $3,475,000 in other real estate owned in the fourth quarter of 2011. These properties are recorded at their fair value less estimated costs to sell with the difference between this value and the loan balance being recorded as a charge-off.

Non-interest income increased 8% ($379,000) in the second quarter of 2012, as compared to the same period in 2011, while non-interest expense increased 8% ($892,000) from the same period last year. Contributing to the increase in non-interest income was a $361,000 or a 158% increase in the gains on sale of real estate loans. These gains were driven by a drop in interest rates from the second quarter of 2011, which has prompted increased demand for home mortgage loan refinancing. Contributing to the increase in non-interest expense was a $679,000 (13%) increase in salaries and benefits expense. The increase in salaries and benefits included $134,000 in higher bonus accruals and $122,000 in higher commission expense. The added bonus accrual reflects the end of the TARP restriction on bonus pay for executives, while the increased commission expense included higher commissions paid based on higher real estate loan originations.

Total assets were $1.704 billion at the end of the second quarter of 2012, which was $102 million or 6% higher than the same date a year ago. Total loans increased $15 million (1%), investments in securities increased $56 million (18%) and cash and cash equivalents increased $6 million (9%) from June of 2011. The balance sheet increases were funded by an increase in deposits of $100 million, or 7%. Total equity decreased $1.9 million from the same date in 2011 as a result of the repurchase of the Series A Preferred Stock.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Second Quarter Comparison				Six months ended June 30, Comparison
Income Statement Data	6/30/12	6/30/11	% Chg		6/30/12	6/30/11	% Chg
Interest income	$15,661	$16,423	(5)%		$31,349	$32,422	(3)%
Interest expense	1,614	2,396	(33)%		3,458	5,047	(31)%
Net interest income	14,047	14,027	-%		27,891	27,375	2%
Provision for loan losses	1,700	3,000	(43)%		3,500	6,000	(42)%
Net interest income after provision for loan losses	12,347	11,027	12%		24,391	21,375	14%
Non interest income	5,353	4,974	8%		10,959	9,897	11%
Non interest expense	11,527	10,635	8%		22,869	20,984	9%
Net income before income taxes	6,173	5,366	15%		12,481	10,288	21%
Provision for income taxes	1,749	1,572	11%		3,542	2,982	19%
Net income	4,424	3,794	17%		8,939	7,306	22%
Preferred stock dividends & amortization	-	259	(100)%		-	516	(100)%
Net income available to common shareholders	$4,424	$3,535	25%		$8,939	$6,790	32%
Per Common Share Data
Diluted earnings per common share	0.59	0.47	26%		1.19	0.91	31%
Cash dividends declared	0.00	0.00	0%		0.30	0.28	7%
Earnings Performance Data
Return on common equity	10.99%	9.59%	140	bps	11.24%	9.40%	184	bps
Return on assets	1.03%	0.93%	10	bps	1.03%	0.90%	13	bps
Net interest margin	3.57%	3.76%	(19	)bps	3.53%	3.66%	(13	)bps

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

Balance Sheet Data
	June 30, 2012	December 31, 2011
Assets:
Cash and cash equivalents	$66,719	$135,964
Investments	376,454	371,737
Loans held for sale	13,983	8,920
Total loans, gross	1,143,733	1,129,954
Allowance for loan losses	(18,346)	(18,288)
Premises and equipment, net	22,923	22,827
Goodwill and acquisition intangibles, net	24,856	25,251
Other assets and accrued interest receivable	73,543	68,359
Total assets	$1,703,865	$1,744,724

Liabilities & Shareholders’ Equity
Total deposits	$1,455,328	$1,498,821
Short-term borrowings	24,373	29,300
Notes payable	48,727	48,739
Accrued interest payable and other liabilities	10,987	11,294
Total liabilities	1,539,415	1,588,154
Common stockholders’ equity	164,450	156,570
Total liabilities and shareholders’ equity	$1,703,865	$1,744,724

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Three Months ended June 30, 2012			Three Months ended June 30, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,136,894	$13,948	4.93%	$1,119,767	$14,770	5.29%
Securities (2)	375,245	1,961	2.10	319,377	1,881	2.36
Other interest-earning assets	70,648	79	0.45	57,607	84	0.58

Total interest-earning assets	1,582,787	15,988	4.06	1,496,751	16,735	4.48

Non-interest-earning assets	147,788			137,239
Total assets	$1,730,575			$1,633,990

Interest-bearing liabilities:
Transaction accounts	813,312	425	0.21	721,948	513	0.29
Time deposits	381,387	923	0.97	423,038	1,629	1.54
Borrowings	75,789	266	1.41	72,580	254	1.40
Total interest-bearing liabilities	1,270,488	1,614	0.51	1,217,566	2,396	0.79

Non-interest-bearing liabilities	298,125			252,718

Total liabilities	1,568,613			1,470,284

Shareholders’ equity	161,962			163,706

Total liabilities and shareholders’ equity	$1,730,575			$1,633,990

Net interest income		$14,374			$14,339
Interest rate spread			3.55%			3.69%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.65%			3.84%

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2012 and 2011. The tax equivalent adjustment was $327,000 and $312,000 in 2012 and 2011, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Average Balance Sheet Rates (presented on a tax equivalent basis )
	Six Months ended June 30,2012			Six Months ended June 30, 2011
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate

Interest-earning assets:
Loans receivable (1)(2)	$1,135,131	$27,906	4.94%	$1,114,153	$29,234	5.29%
Securities (2)	374,636	3,921	2.10	310,901	3,573	2.32
Other interest-earning assets	79,622	171	0.43	84,397	222	0.53

Total interest-earning assets	1,589,389	31,998	4.05	1,509,451	33,029	4.41

Non-interest-earning assets	148,483			133,063
Total assets	$1,737,872			$1,642,514

Interest-bearing liabilities:
Transaction accounts	817,477	895	0.22	725,063	1,184	0.33
Time deposits	392,243	2,019	1.04	431,155	3,355	1.57
Borrowings	78,293	544	1.40	73,065	508	1.40
Total interest-bearing liabilities	1,288,013	3,458	0.54	1,229,283	5,047	0.83

Non-interest-bearing liabilities	289,867			251,281

Total liabilities	1,577,880			1,480,564

Shareholders’ equity	159,992			161,950

Total liabilities and shareholders’ equity	$1,737,872			$1,642,514

Net interest income		$28,540			$27,982
Interest rate spread			3.51%			3.58%
Net interest margin (net interest income as a percent of average interest-earning assets)			3.61%			3.74%

___________________________

(1)	Includes non-accrual loans.
(2)	Income presented on a tax equivalent basis using a 35.00% tax rate in 2012 and 2011. The tax equivalent adjustment was $649,000 and $607,000 in 2012 and 2011, respectively.

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Income Statement Data	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Net interest income	$14,047	$13,844	$14,087	$14,076	$14,027
Provision for loan losses	1,700	1,800	2,200	2,550	3,000

Net interest income after provision for loan losses	12,347	12,044	11,887	11,526	11,027
Service charges and fees	2,241	2,201	2,390	2,470	2,424
Gain on sale of real estate loans	589	586	580	703	228
Gain/(loss) on sale of securities	(4)	207	-	-	-
Trust fee income	694	689	625	630	723
Bankcard transaction revenue	952	902	885	849	859
Gains/(losses) on other real estate owned	(40)	(94)	(85)	(98)	(94)
Other non-interest income	921	1,115	1,135	743	834
Total non-interest income	5,353	5,606	5,530	5,297	4,974
Salaries and employee benefits expense	5,724	5,451	5,044	5,351	5,045
Occupancy and equipment expense	1,315	1,277	1,192	1,216	1,241
Data processing expense	533	535	522	500	467
State bank taxes	579	559	415	550	550
Amortization of intangible assets	196	200	220	202	215
FDIC Insurance	295	305	305	269	384
Other non-interest expenses	2,885	3,015	2,705	2,639	2,733
Total non-interest expense	11,527	11,342	10,403	10,727	10,635
Net income before income tax expense	6,173	6,308	7,014	6,096	5,366
Income tax expense	1,749	1,793	2,105	1,822	1,572
Net income	4,424	4,515	4,909	4,274	3,794
Preferred stock dividends & amortization	-	-	195	261	259
Net income available to common shareholders	$4,424	$4,515	$4,714	$4,013	$3,535
Per Common Share Data
Diluted earnings per common share	0.59	0.60	0.63	0.54	0.47
Cash dividends declared	0.00	0.30	0.00	0.28	0.00
Weighted average common shares outstanding
Basic	7,465,434	7,448,604	7,432,995	7,432,995	7,432,487
Diluted	7,542,372	7,520,062	7,465,606	7,488,743	7,501,731
Earnings Performance Data
Return on common equity	10.99%	11.49%	12.21%	10.51%	9.59%
Return on assets	1.03%	1.04%	1.13%	1.05%	0.93%
Net interest margin	3.57%	3.49%	3.55%	3.76%	3.76%
Net interest margin (tax equivalent)	3.65%	3.57%	3.63%	3.83%	3.84%

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison
Balance Sheet Data	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Assets:
Cash and cash equivalents	$66,719	$133,153	$135,964	$67,657	$61,098
Investments	376,454	374,336	371,737	339,780	320,202
Loans held for sale	13,983	10,863	8,920	6,612	1,107
Total loans	1,143,733	1,130,200	1,129,954	1,118,630	1,128,511
Allowance for loan losses	(18,346)	(18,362)	(18,288)	(17,941)	(17,816)
Premises and equipment, net	22,923	23,159	22,827	22,653	22,576
Goodwill and acquisition intangibles, net	24,856	25,051	25,251	24,826	25,028
Other assets & accrued interest receivable	73,543	74,381	68,359	62,182	61,013
Total assets	$1,703,865	$1,752,781	$1,744,724	$1,624,399	$1,601,719
Liabilities & Shareholders’ Equity
Total deposits	$1,455,328	$1,505,709	$1,498,821	$1,369,215	$1,355,284
Short-term borrowings	24,373	29,334	29,300	26,248	20,610
Notes payable	48,727	48,733	48,739	48,745	48,750
Accrued interest payable & other liabilities	10,987	9,531	11,294	10,905	10,682
Total liabilities	1,539,415	1,593,307	1,588,154	1,455,113	1,435,326
Common stockholders’ equity	164,450	159,474	156,570	152,356	149,511
Preferred stock	-	-	-	16,930	16,882
Shareholders’ equity	164,450	159,474	156,570	169,286	166,393
Total liabilities and shareholders’ equity	$1,703,865	$1,752,781	$1,744,724	$1,624,399	$1,601,719
Common shares outstanding	7,465,841	7,464,811	7,432,995	7,432,995	7,432,995
Average Balance Sheet Data
Average investments	$375,245	$374,027	$360,265	$324,144	$319,377
Average other earning assets	70,648	88,597	76,258	39,721	57,607
Average loans	1,136,894	1,133,367	1,139,767	1,126,118	1,119,767
Average earning assets	1,582,787	1,595,991	1,576,290	1,489,983	1,496,751
Average assets	1,730,575	1,745,169	1,717,816	1,623,719	1,633,990
Average deposits	1,482,222	1,494,332	1,464,550	1,372,244	1,385,624
Average interest bearing deposits	1,194,699	1,224,743	1,190,716	1,122,239	1,144,986
Average interest bearing transaction deposits	813,312	821,643	783,753	711,046	721,948
Average interest bearing time deposits	381,387	403,100	406,963	411,193	423,038
Average borrowings	75,789	80,798	77,832	72,421	72,580
Average interest bearing liabilities	1,270,488	1,305,541	1,268,548	1,194,660	1,217,566
Average common stockholders equity	161,962	158,022	153,175	150,934	146,848
Average preferred stock	-	-	9,753	16,906	16,858

The Bank of Kentucky Financial Corporation

Selected Consolidated Financial Data

(Dollars in thousands, except per share data)

	Five-Quarter Comparison

Asset Quality Data	6/30/12	3/31/12	12/31/11	9/30/11	6/30/11
Allowance for loan losses to total loans	1.60%	1.62%	1.62%	1.60%	1.58%
Allowance for loan losses to non-performing loans	111%	105%	115%	112%	107%
Nonaccrual loans	$16,265	$16,779	$15,651	$15,964	$16,322
Loans – 90 days past due & still accruing	195	680	219	45	100
Total non-performing loans	16,460	17,459	15,870	16,009	16,422
OREO and repossessed assets	5,950	6,328	5,844	1,894	1,902
Total non-performing assets	22,410	23,787	21,714	17,903	18,324
Restructured loans-accruing	15,388	15,492	13,306	13,108	7,022
Non-performing loans to total loans	1.44%	1.54%	1.40%	1.43%	1.46%
Non-performing assets to total assets	1.32%	1.36%	1.25%	1.11%	1.15%
Annualized charge-offs to average loans	0.61%	0.62%	0.65%	0.86%	1.03%
Net charge-offs	$1,716	$1,726	$1,853	$2,425	$2,871

Other Information
Total assets under management (in millions)	701	702	667	639	681
Full-time equivalent employees	376	359	356	349	354

About BKFC

BKFC, a bank holding company with assets of approximately $1.704 billion, offers banking and related financial services to both individuals and business customers. BKFC operates thirty-three branch locations and fifty-four ATMs in the Northern Kentucky/Cincinnati market.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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